As filed with the Securities and Exchange Commission on October 17, 2000

Registration No. 2-92107

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0183970 (I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077
North Canton, Ohio 44720-8077
(Address and Zip Code of Principal Executive Offices)

DIEBOLD, INCORPORATED AMENDED AND EXTENDED 1972
STOCK OPTION PLAN
(Full title of the plan)

Warren W. Dettinger
Vice President and General Counsel
Diebold, Incorporated
5995 Mayfair Road, P.O. Box 3077
North Canton, Ohio 44720-8077
(Name and address of agent for service)

(330) 489-4000
(Telephone number, including area code, of agent for service)

This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and
will not be issued in connection with the Company’s offering.

This Post-Effective Amendment to the Registration Statement
shall become effective upon filing with the Securities and Exchange
Commission pursuant to Rule 464 under the Securities Act of 1933.

Termination of Registration

      Diebold, Incorporated (the “Company”) filed its Registration Statement No. 2-92107 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission with respect to the registration of 250,000 of the Company’s Common Shares of the par value of $1.25 per share (the “Common Shares”), which were to be issued to employees under the Company’s Amended and Extended 1972 Stock Option Plan, as amended (the “Plan”). The Company has also filed Post-Effective Amendment No. 1 with respect to the Registration Statement.

      The Company will no longer issue Common Shares under the Plan. Pursuant to the undertaking included in the Registration Statement, this Post-Effective Amendment No. 2 is being filed to remove from registration the Common Shares that have not been issued under the Plan and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Diebold, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio, on this 17th day of October, 2000.

DIEBOLD, INCORPORATED

By:/s/ Charee Francis-Vogelsang Charee Francis-Vogelsang Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been executed by the following persons in the capacities indicated as of October 17, 2000.

* Walden W. O’Dell	Chairman of the Board, President and Chief Executive Officer, (Principal Executive Officer)

* Gregory T. Geswein	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Louis V. Bockius III	Director

* Richard L. Crandall	Director

* Gale S. Fitzgerald	Director

* Donald R. Gant	Director

* L. Lindsey Halstead	Director

* Phillip B. Lassiter	Director

* John N. Lauer	Director

* William F. Massy	Director

* W.R. Timken, Jr.	Director

*The undersigned, by signing her name hereto, does sign and execute this Post-Effective Amendment No. 2 to Form S-8 Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

Dated: October 17, 2000	*By: /s/ Charee Francis-Vogelsang ___________________________________ Charee Francis-Vogelsang, Attorney-in-Fact

DIEBOLD, INCORPORATED

Post-Effective Amendment No. 2
To
Form S-8
Registration Statement
Under
The Securities Act of 1933

INDEX TO EXHIBITS

EXHIBIT NO.	PAGE NO.

24	Powers of Attorney	6

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